CONSENT OF GEOFFREY S. CARTER

I consent to the inclusion in the Prospectus Supplement of Energy Fuels Inc. (the “Company”) dated March 8, 2016 (the “Supplement”) of technical disclosure regarding the “NI 43-101 Technical Review and Evaluation of the Exploration Potential of the Roca Honda Project, New Mexico, USA” dated February 15, 2016.

I also consent to the filing of this consent under cover of Form 8-K with the United States Securities and Exchange Commission (the “SEC”) and of the incorporation by reference of this consent into the Company’s Registration Statement on Form F-10 (No. 333-194916), as amended, filed with the SEC.

/s/ Geoffrey S. Carter
Geoffrey S. Carter

Date: March 8, 2016